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                                                                      Exhibit 23


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated March 26, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File No. 333-85557, File No. 333-36741, File No. 333-45311 and File No. 333-65907.



/s/ Arthur Andersen LLP

Boston, Massachusetts
March 26, 2002